EX.99.G.2.A

                                REVISED APPENDIX

                         RULE 17F-5 DELEGATION AGREEMENT



                                  NAME OF FUND                 EFFECTIVE DATE
UMB Scout Funds, on behalf of:
        UMB Scout Stock Fund                                    April 1, 2005
        UMB Scout Growth Fund                                   April 1, 2005
        UMB Scout Small Cap Fund                                 May 8, 2003
        UMB Scout WorldWide Fund                               April 12, 2005
        UMB Scout Bond Fund                                     April 1, 2005
        UMB Scout Kansas Tax-Exempt Bond Fund                   April 1, 2005
        UMB Scout Money Market Fund - Federal Portfolio         April 1, 2005
        UMB Scout Money Market Fund - Prime Portfolio           April 1, 2005
        UMB Scout Tax-Free Money Market Fund                    April 1, 2005






Attest:                                     UMB SCOUT FUNDS
        -----------------------------


                                            /S/ C. Warren Green
                                            ------------------------------------
                                            By:  C. Warren Green
                                            Title: Treasurer
                                            Date:  April 12, 2005

Attest:                                     UMB BANK, N.A.
        -----------------------------


                                            /S/ Bonnie L. Johnson
                                            ------------------------------------
                                            By: Bonnie L. Johnson
                                            Title: Vice President
                                            Date:  April 12, 2005